EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF


                      THE REUBEN H. DONNELLEY CORPORATION



               The undersigned, being the duly elected President of The Reuben
H. Donnelley Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "Corporation"), DOES HEREBY CERTIFY:

               FIRST: That the Board of Directors of the Corporation by resolutions duly adopted by unanimous written consent, declared it advisable that the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 26, 1968 be amended by amending Article First to read in its entirety as follows:

               "FIRST: The name of the corporation is R.H. Donnelley Inc."

               SECOND: That such amendment was duly adopted by the shareholders of the Corporation entitled to vote therein in accordance with Section 228 of the General Corporation Law of the State of Delaware, as amended (the "DOCL").

               THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the DOCL.

               IN WITNESS WHEREOF, the Corporation has issued this Certificate of Amendment to be executed this 18th day of May, 1998.


                                        THE REUBEN H. DONNELLEY CORPORATION


                                        By: __________________________________
                                             Name:  Frank R. Noonan
                                             Title: President


Attest: _____________________________
        Name:  Brenda Ginsberg
        Title: Assistant to President




                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                      THE REUBEN H. DONNELLEY CORPORATION

               The original Certificate of Incorporation of The Reuben H. Donnelley Corporation was filed with the Secretary of State of Delaware on August 9, 1961. The following Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation as heretofore amended or supplemented:

               FIRST: The name of the corporation is The Reuben H. Donnelley Corporation.

               SECOND: The registered office of the corporation in the State of Delaware is located at No. 100 West 10th Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Trust Company.

               THIRD:   The purposes of the corporation are to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FOURTH:   The total number of shares of stock which the
corporation shall have authority to issue is 100 shares of common stock without par value.

               The holder of each share of common stock shall at all times have one vote for each such share held by him, for all corporate purposes.

               No holder of shares of stock of the corporation of any class now or hereafter authorized shall be entitled as such, as a matter right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or otherwise.

               FIFTH:   The business of the corporation shall be managed by the
Board of Directors except as otherwise provided by law.

               None of the directors need be a stockholder of the corporation or a resident of the State of Delaware.

               Subject to any limitations that may be imposed by the stockholders, the Board of Directors may make by-laws and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the Board of Directors or the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such meeting.

               A director of the corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the corporation either as vendor, purchaser or otherwise, nor in the absence of fraud, shall any transaction or contract of the corporation be void or voidable or affected by reason of the fact that any director or any firm of which any director is a member, or any corporation of which the director is an officer, director or stockholder, is in any way interested in such transaction or contract, provided that, at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm said contract or transaction, the interest of such director, firm or corporation therein and the material facts with respect thereto are disclosed or known, and there shall be present a quorum of directors or of the directors constituting such committee not so interested or connected, and such contract shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall such contract or transaction be void or voidable or affected by reason of the fact that the vote of such director or directors, who have or may have interests therein which are or might be adverse to the interests of the corporation, shall have been necessary to obligate the corporation upon such contract or transaction, nor shall any director or directors having such adverse interest be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of any such contract or transaction nor shall any such director or directors be accountable for any gains or profits realized thereon; always provided, however, that such contract or transaction shall, at the time it was entered into, have been a reasonable one to have been entered into and shall have been upon terms that at the time were fair.

               Any contract, transaction or act of the corporation or the Board of Directors or of the Executive Committee which shall be ratified by a majority vote of the stockholders of the corporation having voting power present at any annual meeting or any special meeting called for such purpose and to whom the material facts with respect thereto are disclosed or known, shall be as valid and as binding as though ratified by every stockholder of the corporation, provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

               SIXTH:   The corporation shall indemnify, to the full extent
that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
The indemnification provided by this Article SIXTH shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article SIXTH or otherwise.

               This Restated Certificate of Incorporation was duly adopted by the sole stockholder in accordance with the provisions of Section 245 of the General Corporation Law of Delaware. Written consent for the adoption of this Restated Certificate of Incorporation has been given by the sole stockholder in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

               IN WITNESS WHEREOF, The Reuben H. Donnelley Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Hamilton B. Mitchell, its President, and attested by Robert F. Fuller, its Secretary this 21st day of March, 1968.


                                       The Reuben H. Donnelley Corporation

THE REUBEN H. DONNELLEY
CORPORATION SEAL 1961
DELAWARE

                                       By  /s/ Hamilton B. Mitchell
                                           ---------------------------------
                                                                  President

Attest:


By: /s/ Robert F. Fuller
    -------------------------
                    Secretary


State of New York  )
                   ) ss.:
County of New York )

           Be It Remembered that on this 21st day of March, 1968 personally came before me, a Notary Public in and for the County and State aforesaid, Hamilton B. Mitchell, President of The Reuben H. Donnelley Corporation, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged and said certificate to be the act and deed of said corporation and that the facts stated therein are true; and that the seal affixed to said certificate is the common or corporate seal of said corporation.

           In Witness Whereof, I have hereunto set my hand and seal of office the day and year aforesaid.


LILLIAN VALIN                        _______________________________
NOTARY PUBLIC                                  Notary Public
STATE OF NEW YORK                              LILLIAN VALIN
                                     Notary Public, State of New York
                                               No. 03-4064125
                                           Qualified in Bronx County
                                     Certificate filed in New York County
                                       Commission expires March 30, 1969